Exhibit 10.13

FIRST AMENDMENT

OF THE

AVIDXCHANGE, INC.

EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors of AvidXchange, Inc. (the “Company”) has previously adopted, and the stockholders of the Company have previously approved, the AvidXchange, Inc. Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board (as defined in the Plan) deems it to be advisable to increase the number of shares that may be issued under the Plan thereunder by 1,600,000 shares, and the stockholders of the Company have approved such increase.

NOW, THEREFORE, the Plan shall be amended effective as of the date on which this amendment is approved by the Company’s stockholders as follows:

1. Section 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Stock Subject to the Plan. Subject to the provisions of Section 15, the maximum aggregate number of Shares that may be issued under the Plan from and after the Effective Date shall be equal to 2,502,017 Shares (902,017 Shares as were available for issuance immediately prior to the Effective Date plus 1,600,000 Shares approved by the Company’s stockholders pursuant to the First Amendment to the Plan), of which all Shares may be issued under the Plan pursuant to Incentive Stock Options. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. Notwithstanding the Share limitation set forth above, (i) if an Award should expire or become unexercisable for any reason without having been exercised in full (including any award under the Prior Plan), the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan, (ii) any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan, and (iii) any share of Common Stock subject to an award under the Prior Plan or under this Plan that expires, is forfeited, otherwise terminates, or is settled in cash, after the Effective Date, shall be added to the shares of Common Stock reserved for issuance under this Plan. Any Shares issued under the Plan and later repurchased by the Company pursuant to any other repurchase right that the Company may have shall not be available for future grant under the Plan. It is intended that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act (“Rule 701”), to the extent applicable, and that the Plan shall otherwise be administered in compliance with the requirements of Rule 701. To ensure such compliance, the Company shall maintain a record of shares subject to outstanding Awards under the Plan and the exercise price of any outstanding Options, plus a record of all Shares issued under the Plan and the exercise price of any Options.”

2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment was adopted by the Board (as defined in the Plan) and approved by the stockholders of the Company effective as of February 18, 2021.

AVIDXCHANGE, INC.

By:	/s/ Michael Praeger
Michael Praeger, Chief Executive Officer

AVIDXCHANGE, INC.

EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purpose of this AvidXchange, Inc. Equity Incentive Plan (the “Plan”) is to create an additional incentive to promote the financial success and progress of the Company (as defined below) and to provide the Company the ability to further align Participants’ interests with those of the Company’s shareholders. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Stock Appreciation Rights, Restricted Stock and Restricted Stock Units may also be granted under the Plan.

Upon its Effective Date, this Plan replaces and supersedes the 2017 Amendment and Restatement of the AvidXchange, Inc. 2010 Stock Option Plan (the “Prior Plan”). As of the Effective Date, no new awards shall be made under the Prior Plan, although outstanding awards previously made under the Prior Plan shall continue to be governed by the terms of the Prior Plan. Shares that are subject to outstanding awards under the Prior Plan that expire, are forfeited or otherwise terminate unexercised may be subjected to new Awards under the Plan, as provided in Section 4.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board and/or the Committee, as the case may be.

(b) “Affiliate” means (i) an entity other than a subsidiary which, together with the Company, is under common control of a third person or entity, and (ii) an entity other than a subsidiary in which the Company and /or one of more subsidiaries own a controlling interest.

(c) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(d) “Award” means any award of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock Award, or Cash Bonus Award under the Plan.

(e) “Award Agreement” means the written agreement, the form(s) of which shall be approved from time to time by the Administrator, between the Company and a Participant containing the terms and conditions with respect to an Award, including any documents attached to or incorporated into such Award Agreement.

(f) “Board” means the Board of Directors of the Company.

(g) “Cash Bonus Award” shall mean an Award of a cash bonus pursuant to Section 12.

(h) “Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price, tax obligations or other required deductions may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Company) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of such amount.

(i) “Cause” means, with respect to any Participant, (a) “cause” as defined in an employment, consulting or other services agreement applicable to the Participant, or (b) in the case of a Participant who does not have an employment, consulting or other services agreement with the Company or any Affiliate that defines “cause”: (i) Participant’s theft, fraud, embezzlement, dishonesty, or misappropriation of property, funds, information or other assets; (ii) Participant’s breach of fiduciary duty or breach of duty of loyalty to the Company; (iii) Participant’s unprofessional conduct; (iv) Participant’s unauthorized disclosure of confidential information that resulted in or could reasonably be expected to result in harm to the Company; (v) the willful and continued failure or refusal of the Participant to substantially perform the duties required of him as an employee, consultant or other service provider of the Company or any Affiliate, including Participant’s violation of the Company’s lawful policies, rules or regulations; (vi) any willful and material violation by the Participant of any law or regulation applicable to the business of the Company or any Affiliate, or the Participant’s commission of any crime involving fraud, dishonesty, or moral turpitude or for any felony, as well as the indictment, conviction of, guilty plea, deferred adjudication or a plea of nolo contendere to, a felony or other crime of similar gravity, or any willful perpetration by the Participant of a common law fraud; or (vii) any other willful misconduct by the Participant which is injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any Affiliate. The determination as to whether a Participant has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means a duly appointed committee of the Board having such powers as shall be specified by the Board; provided that if no such committee is appointed, the Committee shall mean the entire Board.

(l) “Common Stock” means the Company’s common stock, as adjusted in accordance with Section 15.

(m) “Company” means AvidXchange, Inc. and any successor corporations or any present or future parent and/or subsidiary corporations of such corporation. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Code.

(n) “Consultant” means any person or entity, including an advisor or independent contractor but not an Employee, who renders services to the Company or any Affiliate and is compensated for such services, and any Director whether compensated for such services or not.

(o) “Date of Grant” means the date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan. Notice of the grant shall be provided to the grantee within a reasonable time after the Date of Grant.

(p) “Director” means a member of the Board.

(q) “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code, as determined by the Administrator in its sole discretion.

(r) “Employee” means any person employed by the Company or any Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws, including the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Affiliate.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the per share fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate. With respect to Incentive Stock Options, the Fair Market Value shall be determined pursuant to a reasonable method established by the Administrator that is consistent with the requirements of Sections 422 and 424 of the Code and the regulations thereunder (which method may be changed from time to time).

(u) “Incentive Stock Option” means an Option intended to, and which does, in fact, qualify as an incentive stock option within the meaning of Section 422 of the Code. The Company shall have no liability to a Participant if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.

(v) “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by Financial Industry Regulatory Authority, Inc.

(w) “Nonstatutory Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Stock Option.

(x) “Option” means a right to purchase Shares granted pursuant to Section 7.

(y) “Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(z) “Other Stock Award” shall mean any Award granted under Section 11 of the Plan.

(aa) “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

(bb) “Restricted Stock” means Shares acquired pursuant to a right to purchase Common Stock granted pursuant to Section 9.

(cc) “Restricted Stock Unit” means a right to receive Shares or cash granted pursuant to Section 10.

(dd) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(ee) “Securities Act” means the Securities Act of 1933, as amended.

(ff) “Share” means a share of Common Stock, as adjusted in accordance with Section 15.

(gg) “Stock Appreciation Right” means a right to receive Shares or cash granted pursuant to Section 8.

(hh) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(ii) “Tandem Right” means a kind of Stock Appreciation Right granted in connection with a Nonstatutory Stock Option pursuant to Section 8.

(jj) “Ten Percent Holder” means a person who at the time of an Award is a holder of capital stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any related corporation, as determined in accordance with Section 1.422-2(f)(2) of the Treasury Regulations.

(kk) “Transfer of Control” means a consolidation or merger of the Company with or into any other entity or entities, a sale or transfer of shares of capital stock of the Company or its stockholders in a single transaction or a series of related transactions representing at least 50% of the voting power of the voting securities of the Company, a stock issuance or series of related stock issuances by the Company resulting in a change of ownership of more than 50% of the voting power of the voting securities of the Company (other than the issuance of Preferred (as defined in the Company’s Certificate of Incorporation) in connection with a bona fide capital raising transaction approved in accordance with the terms hereof), or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company, on a consolidated basis; provided, however, that a “Transfer of Control” shall not include any consolidation, merger or stock issuance in which shares outstanding before such consolidation, merger or stock issuance (or shares received upon conversion or exchange thereof, if applicable) represent a majority of the capital stock of the resulting or surviving entity or the Company, as the case may be, based on voting power in the election of directors. Notwithstanding anything herein to the contrary, an initial public offering of capital stock made by the Company under the Securities Act shall not be considered a Transfer of Control.

Notwithstanding the foregoing, a Transfer of Control shall only be deemed to have occurred if the transaction(s) described constitutes a “change in the ownership of a corporation”, a “change in the effective control of a corporation” or a “change in ownership of a substantial portion of a corporation’s assets”, as described in Treasury Regulation 1.409A-3(i)(5)(v) through (vii).

(ll) “Unvested Shares” means an Award, or Shares acquired pursuant to an Award that are unvested.

3. Effective Date. The Plan shall become effective upon its adoption by the Board and will continue in effect until terminated pursuant to Section 18.

4. Stock Subject to the Plan. Subject to the provisions of Section 15, the maximum aggregate number of Shares that may be issued under the Plan from and after the Effective Date shall be equal to one Share for every share of Common Stock available for award under the Prior Plan immediately prior to the Effective Date, of which all Shares may be issued under the Plan pursuant to Incentive Stock Options. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised in full (including any award under the Prior Plan), the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan. Any share of Common Stock subject to an award under the Prior Plan and that expires, is forfeited, otherwise terminates, or is settled in cash, after the Effective Date, shall be added to the shares of Common Stock reserved for issuance under this Plan. Any Shares issued under the Plan and later repurchased by the Company pursuant to any other repurchase right that the Company may have shall not be available for future grant under the Plan. It is intended that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act (“Rule 701”), to the extent applicable, and that the Plan shall otherwise be administered in compliance with the requirements of Rule 701. To ensure such compliance, the Company shall maintain a record of shares subject to outstanding Awards under the Plan and the exercise price of any outstanding Options, plus a record of all Shares issued under the Plan and the exercise price of any Options.

5. Administration of the Plan.

(a) General. The Plan shall be administered by the Board, the Committee, or any combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by Applicable Laws, the Board may authorize one or more executive officers of the Company to make Awards under the Plan to Employees and Consultants (who are not executive officers) within parameters specified by the Board, including without limitation, if applicable, any restrictions in any charter of the Committee or any exclusive delegations of authority to the Committee by the Board as they may relate to this Plan.

(b) Committee Composition. If a Committee has been appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws, agreements to which the Company is a party and any Committee charter.

(c) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of the Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:

(i) to determine the Fair Market Value in accordance with Section 2(t), provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii) to select the Employees and Consultants to whom Awards may from time to time be granted;

(iii) to determine the number of Shares to be covered by each Award;

(iv) to approve the form(s) of agreement(s) and other related documents used under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award or Shares issued pursuant to an Award;

(vi) to amend any outstanding Award Agreement or any agreement related to any Shares issued pursuant to an Award Agreement, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;

(vii) to determine whether and under what circumstances an Option may be settled in cash instead of Common Stock;

(viii) to approve addenda pursuant to Section 31 or to grant Awards to, or to modify the terms of, any outstanding Award Agreement or any agreement related to any Shares issued pursuant to an Award Agreement by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences;

(ix) to delegate, to the extent permitted by Applicable Law and the Company’s Certificate of Incorporation or Bylaws, each as amended from time to time, any portion of its authority under the Plan;

(x) to construe and interpret the terms of the Plan, any Award Agreement, and any agreement related to any Shares issued pursuant to an Award Agreement, which constructions, interpretations and decisions shall be final and binding on all Participants; and

(xi) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense (including without limitation reasonable attorney fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions determined by a court of competent jurisdiction to have been taken in bad faith or actions determined by a court of competent jurisdiction to be continuing failures to act in good faith after such member has been provided with all relevant facts and circumstances and having been thereafter requested in writing to consider in good faith the taking such action, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf, except in the event such member reasonably believes a conflict of interest exists between such member and the Company which would prevent effective assistance of counsel unless the member retains separate legal counsel (in which case the member will notify the Company of such conflict and its intent to retain separate legal counsel instead of giving the Company such opportunity). The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

(e) Vesting and Forfeiture. Awards granted to a Participant shall vest at the time or times specified in the Award Agreement. Unless otherwise provided herein, in an individual Award Agreement, or in a separate written agreement between the Company and a Participant, a Participant must be employed by or providing substantial services to the Company or one of its Affiliates, as determined by the Company in its sole discretion, on the applicable vesting date in order to vest in any Award, and any portion of any Award that is not vested as of the date on which the Participant’s employment or service with the Company and its Affiliates terminates will be forfeited. Notwithstanding anything herein or in an Award Agreement to the contrary, if a Participant’s employment with or services to the Company or any Affiliate is terminated for Cause or the Participant materially violates the terms of any restrictive covenants to which the Participant and the Company or its Affiliates are parties, as determined by the Administrator in good faith, the Participant’s Award (both vested and unvested portions) shall be forfeited as of the date of such termination and the Administrator may require the Participant to promptly repay any value previously received pursuant to such Award.

6. Eligibility.

(a) Recipients of Grants. Awards may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees of the Company.

(b) ISO $100,000 Limitation. Notwithstanding any designation in the Award Agreement, to the extent that the aggregate Fair Market Value of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the Date of Grant of such option.

7. Options. Whenever an Employee or Consultant receives an Option Award, an Award Agreement shall be given to the Employee or Consultant stating the number of Shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject, and, at that time, the Employee or Consultant shall become a Participant.

(a) Term of Option. The term of each Option shall be the term stated in the Award Agreement; provided that the term shall be ten (10) years from the Date of Grant thereof or such shorter term as may be provided in the Award Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five (5) years from the Date of Grant thereof or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Award Agreement, but shall be subject to the following:

(1) In the case of an Incentive Stock Option (A) granted to an Employee who, at the time of grant, is a Ten Percent Holder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value on the Date of Grant, and (B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value on the Date of Grant;

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value on the Date of Grant.

(ii) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) to the extent permitted under Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate; (4) cancellation of indebtedness; (5) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (6) a Cashless Exercise; (7) such other consideration and method of payment permitted under Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(c) Exercise of Option.

(i) General.

(1) Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Award Agreement, including vesting requirements or performance criteria, if any, with respect to the Company, any Affiliate, or the Participant.

(2) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws).

(3) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from exercising the full number of Shares as to which the Option is then exercisable.

(4) Procedures for and Results of Exercise. An Option shall be deemed exercised when (i) written notice of such exercise, stating the number of Options the Participant (or beneficiary) has elected to exercise, has been received by the Company in an acceptable form in accordance with the terms of the Award Agreement from the person entitled to exercise the Option, (ii) the Company has received full payment, or made arrangements satisfactory to the Company regarding full payment to the Company, for the Shares with respect to which the Option is exercised and (iii) the Participant has paid, or made arrangements satisfactory to the Company regarding the payment to the Company of, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 13. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(5) Rights as Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15.

(ii) Termination of Employment or Services. The Administrator shall establish and set forth in the applicable Award Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of a Participant’s employment with or services to the Company or any Affiliate, which provisions may be waived or modified by the Administrator at any time, subject to the requirements of Section 7(d) below. To the extent that an Award Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of a Participant’s employment with or services to the Company or any Affiliate, the following provisions shall apply:

(1) General Provisions. If the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement (and subject to this Section 7).

(2) Termination Other than for Cause. In the event of termination of a Participant’s employment with or services to the Company or any Affiliate other than under the circumstances set forth in subsections (3) and (4) below or for Cause, such Participant may exercise any outstanding, vested Option at any time within three (3) months following such termination.

(3) Death or Disability of Participant. In the event of termination of a Participant’s employment with or services to the Company or any Affiliate as a result of his or her death or Disability, such Participant (or the Participant’s beneficiary, as applicable) may exercise any outstanding, vested Option at any time within twelve (12) months following such termination.

(4) Transfer of Control. Upon a Transfer of Control, the treatment of any unexercisable portion of an Option outstanding on the date of the Transfer of Control shall be determined by the Administrator subject to any relevant provisions in the applicable Award Agreement.

(d) Modification or Extension. Unless specifically provided in the discretion of the Administrator in a writing that references and supersedes this Section 7(d), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Section 409A of the Code. Subject to the remaining part of this paragraph (d), (A) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Award Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (B) an “Extension” means any of (1) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed,

(2) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (3) the addition of any feature for the deferral of compensation to the terms of the Option, or (4) any renewal of the Option that has the effect of any of (1) through (3) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 15 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Section 409A of the Code as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (x) the latest date upon which the Option could have expired by its original terms under any circumstances or (y) the tenth (10th) anniversary of the original Date of Grant.

8. Stock Appreciation Rights. Whenever an Employee or Consultant receives a Stock Appreciation Rights Award, an Award Agreement shall be given to the Employee or Consultant stating the number of Shares with respect to which Stock Appreciation Rights are granted, the extent, if any, to which the Stock Appreciation Rights are granted in connection with Nonstatutory Stock Options (“Tandem Rights”), and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject, and, at that time, the Employee or Consultant shall become a Participant.

(a) General. Stock Appreciation Rights (other than Tandem Rights) shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (i) the Fair Market Value of the Shares covered by the Stock Appreciation Right on the date of exercise over (ii) the Fair Market Value of the Shares on the Date of Grant of the Stock Appreciation Right.

(b) Tandem Rights.

(i) Tandem Rights shall entitle the Participant, upon exercise of all or any part of the Tandem Rights, to surrender to the Company unexercised that portion of the underlying Nonstatutory Stock Option relating to the same number of Shares as is covered by the Tandem Right (or the portion of the Tandem Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (i) the Fair Market Value of the Shares covered by the surrendered portion of the underlying Nonstatutory Stock Option on the date of exercise over (ii) the exercise price of the Shares covered by the surrendered portion of the underlying Nonstatutory Stock Option.

(ii) Upon exercise of a Tandem Right and surrender of the related portion of the underlying Nonstatutory Stock Option, the Nonstatutory Stock Option, to the extent surrendered, shall not thereafter be exercisable.

(iii) Subject to any further conditions upon exercise imposed by the Administrator, a Tandem Right shall be granted on the same Date of Grant as the related Nonstatutory Stock Option, be transferable only to the extent that the related Nonstatutory Stock Option is transferable, be exercisable only to the extent that the related Nonstatutory Stock Option is exercisable and shall expire no later than the date on which the related Nonstatutory Stock Option expires.

(c) Limitation on Amount. The Administrator may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(d) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Stock Appreciation Rights shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting of Stock Appreciation Rights shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws).

(e) Exercise of Stock Appreciation Right.

(i) The Administrator shall establish and set forth in the applicable Award Agreement the terms and conditions upon which a Stock Appreciation Right shall remain exercisable, if at all, following termination of a Participant’s employment with or services to the Company or any Affiliate, which provisions may be waived or modified by the Administrator at any time, subject to the requirements of Section 8(g) below. Stock Appreciation Rights may be exercised in whole or in part at the times as may be specified by the Administrator in the Award Agreement; provided that no Stock Appreciation Right may be exercised after the expiration of ten (10) years from the Date of Grant. If the Participant (or other person entitled to exercise the Stock Appreciation Right) does not exercise the Stock Appreciation Right within the time specified in the Award Agreement, the Stock Appreciation Right shall terminate. In no event may any Stock Appreciation Right be exercised after the expiration of the Stock Appreciation Right term as set forth in the Award Agreement.

(ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Shares covered by the Stock Appreciation Right exceeds the Fair Market Value of the Shares on the Date of Grant of the Stock Appreciation Right (or, in the case of a Tandem Right, only to the extent it exceeds the exercise price of the Shares covered by the underlying Nonstatutory Stock Option).

(iii) A Stock Appreciation Right shall be deemed exercised when written notice of such exercise, stating the number of Stock Appreciation Rights the Participant (or beneficiary) has elected to exercise, has been received by the Company in an acceptable form in accordance with the terms of the Award Agreement from the person entitled to exercise the Stock Appreciation Right and the Participant has paid, or made arrangements satisfactory to the Company regarding the payment to the Company of, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 13.

(f) Payment. The manner in which the Company’s obligations arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Administrator and shall be set forth in the Award Agreement. The Award Agreement may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Administrator may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(g) Rights as Holder of Capital Stock. If Participant acquires Shares upon exercise of a Stock Appreciation Right, until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Shares, notwithstanding the exercise of the Stock Appreciation Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15.

(h) Modification or Extension. Unless specifically provided in the discretion of the Administrator in a writing that references and supersedes this Section 8(h), (i) no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Stock Appreciation Right if such Extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Section 409A of the Code. Subject to the remaining part of this paragraph (g), (A) a “Modification” means any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Award Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms; and (B) an “Extension” means any of (1) the provision to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed, (2) the conversion or exchange of the Stock Appreciation Right for a legally binding right to compensation in a future taxable year, (3) the addition of any feature for the deferral of compensation to the terms of the Stock Appreciation Right, or (4) any renewal of the Stock Appreciation Right that has the effect of any of (1) through (3) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Appreciation Right in accordance with Section 15 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Section 409A of the Code as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of a Stock Appreciation Right to a date no later than the earlier of (x) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (y) the tenth (10th) anniversary of the original Date of Grant.

9. Restricted Stock. Whenever an Employee or Consultant receives a Restricted Stock Award, an Award Agreement shall be given to the Employee or Consultant stating the number of Shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject, and, at that time, the Employee or Consultant shall become a Participant.

(a) Rights to Purchase. When a right to purchase Restricted Stock is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (if any, which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Stock shall be determined by the Administrator and shall be the same as is set forth in Section 7(b)(ii) with respect to exercise of Options. The offer to purchase Shares shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

(b) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Award Agreements need not be the same with respect to each Participant.

(c) Rights as a Holder of Capital Stock. Once the Restricted Stock is purchased, the Participant shall have the rights equivalent to those of a holder of capital stock, and shall be a record holder when his or her purchase and the issuance of the Shares is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased, except as provided in Section 15.

10. Restricted Stock Units. Whenever an Employee or Consultant receives a Restricted Stock Units Award, an Award Agreement shall be given to the Employee or Consultant stating the number of Restricted Stock Units granted and the conditions to which the Restricted Stock Units are subject, and, at that time, the Employee or Consultant will become a Participant.

(a) General. The Administrator shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned upon the continued performance of services or the achievement of certain performance conditions measured on an individual, corporate, or other basis, or any combination thereof

(b) Payment. Restricted Stock Units may be paid in cash, Shares, or a fixed combination of Shares or cash as provided in the Award Agreement, or the Administrator may reserve the right to determine the manner of payment at the time the Restricted Stock Units become payable. The delivery of Shares in payment of Restricted Stock Units may be subject to additional conditions established in the Award Agreement.

(c) Rights as Holder of Capital Stock. If Participant acquires Shares as payment for a Restricted Stock Unit, until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Shares. Unless provided otherwise in the applicable Award Agreement, no adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15. Notwithstanding the foregoing, the Administrator may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Restricted Stock Units. Dividend equivalents may be (i) paid in cash, (ii) credited to the Participant as additional Restricted Stock Units, or (iii) a fixed combination of cash and additional Restricted Stock Units as provided in the Award Agreement, or the Administrator may reserve the right to determine the manner of payment at the time dividends are paid to shareholders of record. Unless otherwise provided in the Award Agreement, if dividend equivalents are paid (A) dividend equivalents with respect to dividends or other distributions that are paid in Shares or cash shall be credited to the Participant as additional Restricted Stock Units subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid.

11. Other Stock Awards. In addition, the Administrator may grant Other Stock Awards to Participants payable in Shares or cash, upon such terms and conditions as the Administrator may determine, subject to the provisions of the Plan. Other Stock Awards may include, but are not limited to, the following types of Awards:

(a) Performance-Based Other Stock Awards. The payment under any Other Stock Award that the Administrator determines shall be a performance-based Award (hereinafter “Target Award”) shall be contingent upon the attainment of one or more pre-established performance goals established by the Administrator in writing while the attainment of any performance-based goal under the granted Target Award remains substantially uncertain. Such performance goals may be based upon one or more performance-based criteria, including but not limited to: (i) earnings per share, net earnings per share or growth in such measures, (ii) revenue, net revenue, income, net income or growth in revenue or income (all either before or after taxes), (iii) return measures (including, but not limited to, return on assets, capital, investment, equity, revenue or sales), (iv) cash flow return on investments which equals net cash flows divided by owners’ equity, (v) controllable earnings (a division’s operating profit, excluding the amortization of goodwill and intangible assets, less a charge for the interest cost for the average working capital investment by the division), (vi) operating earnings or net operating earnings, (vii) costs or cost control measures, (viii) share price (including, but not limited to, growth measures), (ix) total shareholder return (stock price appreciation plus dividends), (x) economic value added, (xi) EBITDA, (xii) operating margin or growth in operating margin, (xiii) market share or growth in market share, (xiv) cash flow, cash flow from operations, free cash flow, or growth in such measures, (xv) sales revenue or volume or growth in such measures, (xvi) gross margin or growth in gross margin, (xvii) productivity, (xviii) brand contribution, (xix) product quality, (xx) corporate value measures, (xxi) goals related to acquisitions, divestitures or customer satisfaction, (xxii) diversity, (xxiii) index comparisons, (xxiv) debt-to-equity or debt-to-stockholders’ equity ratio, (xxv) working capital, (xxvi) risk mitigation,

(xxvii) sustainability and environmental impact, (xxviii) employee retention, (xxix) expense or expense control measures (including, but not limited to average unit cost, selling, general, and administrative expenses), and (xxx) any other objective or subjective criterion or criteria that the Administrator may select from time to time. Without limiting the Administrator’s authority to select any performance criteria as it deems appropriate, performance may be measured on an individual, corporate group, business unit, subsidiary, division, department, region, function, market, or consolidated basis and may be measured absolutely, relatively to the Company’s peers, or with a performance goal established by combining two or more of the preceding performance criteria (for example, free cash flow as a percentage of sales). In establishing the performance goals, the Administrator may provide that the performance goals will be adjusted to account for the effects of acquisitions, divestitures, extraordinary dividends, stock split-ups, stock dividends or distributions, issuances of any targeted stock, recapitalizations, warrants or rights issuances or combinations, exchanges or reclassifications with respect to any outstanding class or series of Common Stock, or a corporate transaction, such as any merger of the Company with another corporation, any consolidation of the Company and another corporation into another corporation, any separation of the Company or its business units (including a spinoff or other distribution of stock or property by the Company), any reorganization of the Company (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation by the Company, or sale of all or substantially all of the assets of the Company, or exclusion of non-consolidated subsidiaries, or measures intended to account for variations in the exchange rate between foreign currencies and budgeted exchange rates, or other extraordinary items, or any other event or circumstance the Administrator deems appropriate. Unless otherwise specifically provided by the Administrator when authorizing an Award, all performance-based criteria, including any adjustments described in the preceding sentence, shall be determined by applying U.S. generally accepted accounting principles, as reflected in the Company’s audited financial statements.

The Administrator, in its discretion, may adjust an earned Target Award. Before payments are made under a Target Award, the Administrator shall certify in writing that the performance goals justifying the payment under the Target Award have been met. In no event will dividends or dividend equivalents be paid with respect to any Award which does not vest and/or meet its performance goals. Therefore, dividends and dividend equivalents shall be paid only on the vested portion of Target Awards for which the applicable performance goals are achieved.

(b) Stock Bonus Awards. The Administrator may issue unrestricted Stock, or other Awards denominated in Stock, including and without limitation, fully-vested deferred stock units, under the Plan to Participants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Administrator shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

12. Cash Bonus Awards. The Administrator shall have the authority to make an Award of a cash bonus to any Participant. Any such Award may be subject to a performance period, performance goals or such other terms and conditions as the Administrator may designate in the applicable Award Agreement.

13. Taxes.

(a) As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax, withholding, and any other required deductions or payments that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b) The Administrator may, to the extent permitted under Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of his or her tax, withholding, or any other required deductions or payments by Cashless Exercise or by surrendering Shares (either directly or by stock attestation) that he or she previously acquired; provided that, unless specifically permitted by the Company, any such Cashless Exercise must be an approved broker-assisted Cashless Exercise or the Shares withheld in the Cashless Exercise must be limited to avoid financial accounting charges under applicable accounting guidance and any such surrendered Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

14. Non-Transferability of Awards. Except as set forth in this Section 14, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 14.

15. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. Subject to any action required under Applicable Laws, Company’s Certificate of Incorporation, Bylaws or any applicable shareholders agreement, investor rights agreement, or similar document by the holders of capital stock of the Company, (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 4 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, shall be automatically proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, combination, consolidation, reclassification of the Shares, subdivision of the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value, a recapitalization (including a recapitalization through a large nonrecurring cash dividend), a rights offering, a reorganization, merger, a spin-off, split-up, change in corporate structure or a similar occurrence, the Administrator may make appropriate adjustments in one or more of (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 4 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, and any such adjustment by the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. If, by reason of a transaction described in this Section 15(a) or an adjustment pursuant to this Section 15(a), a Participant’s Award Agreement or agreement related to any shares issued pursuant to an Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award agreement or agreement related to the Shares issued pursuant to an Award in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and such Shares prior to such adjustment.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c) Transfer of Control. In the event of a Transfer of Control, except as otherwise provided in the applicable Award Agreement or in Section 7(c)(ii)(6) above, all Unvested Shares outstanding as of the consummation of such Transfer of Control will be subject to the applicable merger or purchase agreement. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Awards or Unvested Shares by the surviving corporation or its parent, for the replacement of outstanding Awards or, subject to compliance with Applicable Laws, Unvested Shares with a cash incentive program of the surviving corporation which preserves the value of such Awards or Shares and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards or Shares, for accelerated vesting of outstanding Awards or Unvested Shares, for the cancellation of outstanding Awards or for the repurchase of Unvested Shares at the original purchase price paid for the Unvested Shares, with or without consideration and, in all cases, without the consent of the Participant. In the event that the successor or a parent or subsidiary of such successor does not agree to assume or otherwise substitute any outstanding Award, each such Award shall become immediately vested in full and, if applicable, become exercisable, each immediately prior to the Transfer of Control.

(d) Initial Public Offering. In the event of an initial public offering of capital stock made by the Company under the Securities Act, Participants shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of capital stock of the Company or any rights to acquire capital stock of the Company for such period of time as may be established by the underwriter for such initial public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such initial public offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711).

16. No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

17. Section 409A of the Code. The Plan and all Awards granted under the Plan are intended to comply in all respects with or be exempt from all applicable requirements of Sections 409A of the Code and all regulations issued thereunder, and shall be interpreted for all purposes in accordance with this intent.

18. Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but except as provided for under the terms of the Plan, no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent, as determined in the discretion of the Administrator, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of capital stock with respect to any Plan amendment in such a manner and to such a degree as required. If not sooner terminated by the Board, the Plan shall automatically terminate at the close of business on the tenth (10th) anniversary of the Effective Date.

19. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel (which may be in-house counsel). As a condition to the exercise of any Option or purchase of any Restricted Stock, the Company may require the person exercising the Option or purchasing the Restricted Stock to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is advisable or required by Applicable Laws. Shares issued upon exercise of Options or purchase of Restricted Stock prior to the date, if ever, on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Award Agreement.

20. Joinder. As a condition of issuing any Common Stock under or in respect of any Award, the Company may require the Participant to execute a joinder to any shareholders agreement, investor rights agreement, or similar document, as the same may be amended from time to time, on a form to be provided by the Company. Furthermore, the Company reserves the right to make the provisions of any such agreement apply to any holder of Stock issued upon the exercise of an Option by providing written notice to the registered holder of such stock accompanied by a copy of the applicable agreement or agreements. If any Participant proposes to sell, pledge or otherwise transfer any shares of Stock acquired pursuant to an Award under the Plan (the “Acquired Shares”), the Company shall have the right to repurchase the Acquired Shares under the terms and subject to the conditions set forth in Appendix A (the “Right of First Refusal”).

21. Notice. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company – at the principal business address of the Company to the attention of the General Counsel; and (b) if to any Participant – at the last address of the Participant on file with (or in the business records of) the Company or as otherwise known to the sender at the time the notice or other communication is sent.

22. Beneficiaries. If permitted by the Company, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by timing filing the prescribed form with the Company at any time before the Participant’s death. Except as otherwise provided in an Award Agreement, if no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to any person who has the right to acquire the Award by bequest or inheritance.

23. Approval of Holders of Capital Stock. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital stock of the Company within twelve (12) months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under Applicable Laws.

24. Legends. The Company may at any time place legends referencing any applicable federal or state securities law restriction on all certificates representing Shares subject to the provisions of the Plan as well as any legend required pursuant to any applicable shareholders agreement, investor rights agreement, or similar document. Participants shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to the Plan in the possession of such Participants in order to effectuate the provisions of this paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include, as applicable, the following:

(a)

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM, OR A TRANSACTION NOT SUBJECT TO, THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS.

(b)

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN THE CORPORATION’S STOCK OPTION PLAN A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.

(c)

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE THE REGISTERED HOLDER SHALL HAVE HELD ALL SHARES PURCHASED UNDER THE OPTION IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) FOR A PERIOD OF ONE YEAR FROM THE DATE OF EXERCISE OF THE OPTION OR TWO YEARS FROM THE DATE OF GRANT OF THE OPTION.

25. Unfunded Status of Awards. This Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent, Subsidiary or Affiliate. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Parent, Subsidiaries or Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual

26. No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (any Parent, Subsidiary or Affiliate, or any other person or entity), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (Parent’s, Subsidiary’s or Affiliate’s, or any other person’s or entity’s) right to terminate his or her employment or consulting relationship at any time, with or without Cause. Unless specifically provided otherwise, no grant of an Award shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise

27. Severability. If any provision of the Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

28. Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of North Carolina, without regard to the conflicts of law provisions of North Carolina.

29. Binding Effect: The terms of the Plan shall be binding upon the Company, and its successors and assigns.

30. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Administrator may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

31. Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary, appropriate or desirable to accommodate differences in state or local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose. The Administrator shall be entitled to create, amend or delete any such addenda to this Plan as specified herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Plan was duly adopted by the Board of Directors of the Company on the 25th day of June, 2020 (such approval date, the “Effective Date”).

AVIDXCHANGE, INC.

By:	/s/ Ryan Stahl
Ryan Stahl, Secretary

Appendix A

Right of First Refusal

1.

Notice of Proposed Transfer. Prior to any proposed transfer of the Acquired Shares, the Participant shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Acquired Shares, the name and address of the proposed transferee (the “Proposed Transferee”), the proposed transfer price and all other material terms and conditions of the proposed transfer.

2.

Exercise of the Right of First Refusal. The Company shall have the right to purchase all, but not less than all, of the Acquired Shares at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Participant of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s ability to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by any other person with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Participant shall thereupon consummate the sale of the Acquired Shares to the Company on the terms set forth in the Transfer Notice; provided however, that if the Transfer Notice provides for the payment for the Acquired Shares other than in cash, the Company shall have the option of paying for the Acquired Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Administrator. For purposes of the foregoing, cancellation of any indebtedness of the Participant to the Company shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest cancelled.

3.

Failure to Exercise the Right of First Refusal. If the Company fails to exercise the Right of First Refusal within the period specified in Paragraph 2 above, the Participant may conclude a transfer to the Proposed Transferee of the Acquired Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than one hundred twenty (120) days following delivery to the Company of the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, also shall be subject to the Right of First Refusal and shall require compliance by the Participant with the procedure described in this Appendix A.

4.

Transferees of the Transfer Shares. All transferees of the Acquired Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Acquired Shares or interests subject to the provisions of this Appendix A providing for the Right of First Refusal with respect to any subsequent transfer.

5.

Transfers Not Subject to the Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the Acquired Shares if: (i) such transfer is in connection with a Transfer of Control; (ii) such transfer is to one or more members of the Participant’s immediate family (or a trust for their benefit) provided all such transferees agree in writing to the restrictions of Paragraph 4; or (iii) such transfer has been approved by the Administrator, which approval may be granted or withheld in its sole discretion.

6.	Assignment of the Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time.

7.

Stock Dividends Subject to First Refusal Right. If, from time to time, there is any dividend, stock split, recapitalization, reclassification or other change in the character or amount of any of the outstanding stock of the Company, the stock of which is subject to the provisions of an Award Agreement issued pursuant to the Plan, then, in such event, any and all new substituted or additional securities to which the Participant is entitled by reason of the Participant’s ownership of the Acquired Shares shall be immediately subject to the Right of First Refusal with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

8.

Early Termination of the Right of First Refusal. The other provisions of this Appendix A notwithstanding, the Right of First Refusal shall terminate, and be of no further force and effect, upon the earlier of (i) the occurrence of a Transfer of Control, unless the surviving, continuing, successor, or purchasing corporation, as the case may be, assumes the Company’s rights and obligations under the Plan or (ii) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” shall be deemed to exist if (x) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (y) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

9.

Escrow. To ensure Shares subject to Right of First Refusal will be available for repurchase, the Company may require a Participant to deposit certificates evidencing the Acquired Shares in escrow with the Company or an agent of the Company.